UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 31, 2025
EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13620 RANCH ROAD 620 N, SUITE A250
AUSTIN, TX 78717
(Address of principal executive offices)    (Zip Code)

(737) 248-2340
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

New Revolving Credit Facility

On December 31, 2025 (the “Closing Date”), eHealthInsurance Services, Inc. (the “Borrower”), a wholly owned indirect subsidiary of eHealth, Inc. (the “Company”), entered into a credit agreement with CCP Agency, LLC, as agent (the “Agent”), and the lenders party thereto (the “New Revolving Credit Agreement”) providing for a new asset-based revolving credit facility (the “New Revolving Credit Facility”) with aggregate commitments of up to $125.0 million (the “Aggregate Revolving Loan Commitment”). The Borrower has the ability to increase the Aggregate Revolving Loan Commitment under the New Revolving Credit Agreement by an additional amount of up to $50.0 million, provided the Borrower receives commitments for such increase and satisfies certain other conditions. The New Revolving Credit Facility will mature in December 2028.

The interest rate applicable to borrowings under the New Revolving Credit Facility will be, at the Borrower’s option, either (i) the base rate (which is the highest of (1) the prime rate on such day, (2) the then-current federal funds rate set by the Federal Reserve Bank of New York, plus 0.50% per annum, (3) the one-month Term SOFR rate published on such date, plus 2.00% per annum, and (4) 3.00% per annum), plus an applicable margin of 5.50% per annum, or (ii) one-month Term SOFR (subject to a floor of 2.00% per annum), plus an applicable margin of 6.50% per annum.

The amount available for the Borrower to borrow under the New Revolving Credit Facility is equal to the lesser of (i) the Aggregate Revolving Loan Commitment and the Borrowing Base. The “Borrowing Base” is defined in the New Revolving Credit Agreement as the sum of (i) the amount of deposit in a blocked account subject to the control of the Agent, not in excess of $50.0 million, plus (ii) (1) the Applicable Advance Rate (as defined below) multiplied by (2) (x) the aggregate net present value of net future commission streams for eligible receivables minus (y) the aggregate net present value of net future commission streams in excess of the applicable concentration limits, minus (iii) reserves. For purposes of the New Revolving Credit Facility, “Applicable Advance Rate” means (a) through and including the twelve month anniversary of the Closing Date, 25.0%, (b) from and including the date that is one day after the twelve month anniversary of the Closing Date through and including the twenty-four month anniversary of the Closing Date, 22.5% and (c) thereafter, 20.0%.

The Borrower borrowed all $125.0 million of revolving loans available under the New Revolving Credit Facility on the Closing Date, and the proceeds of such borrowing were used to (i) repay in full all obligations outstanding under that certain Credit Agreement, dated as of February 28, 2022 (as amended, restated, amended and restated, supplemented, and/or otherwise modified prior to the Closing Date, the “Blue Torch Credit Agreement”), by and among the Company, as borrower, Blue Torch Finance LLC, as administrative agent and collateral agent, and the lenders party thereto, (ii) pay fees and expenses associated with the transactions contemplated by the New Revolving Credit Agreement and the Investment Agreement Amendment (as defined below), and (iii) fund the general corporate purposes of the Borrower (including any transactions not prohibited by the New Revolving Credit Agreement).

The Borrower may voluntarily (i) prepay revolving loans, in whole or in part, up to two times in any twelve month period and (ii) reduce or terminate the aggregate commitments then available under the New Revolving Credit Facility, in each case of clauses (i) and (ii), subject to minimum amounts and with prior notice; provided that certain mandatory and all voluntary reductions or terminations of the aggregate commitments then available under the New Revolving Credit Facility made prior to the second anniversary of the Closing Date are subject to a premium equal to (a) for any permanent reduction or termination made prior to the first anniversary of the Closing Date, the greater of (1) a make-whole premium with respect to the amount of commitments that are permanently reduced or terminated and (2) 2.00% of the amount of commitments that are permanently reduced or terminated, or (b) for any permanent reduction or termination made from the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, 2.00% of the amount of commitments that are permanently reduced or terminated. Permanent commitment reductions and terminations made on and after the second anniversary the Closing Date are not subject to any prepayment premium.

The Borrower must prepay outstanding borrowings under the New Revolving Credit Facility upon the occurrence of certain mandatory prepayment events, including (i) the receipt by any Loan Party (as defined below) of net cash proceeds in respect of certain dispositions, casualty or condemnation events and extraordinary receipts, (ii) the incurrence of debt by any Loan Party not permitted under the New Revolving Credit Agreement, (iii) the occurrence of a borrowing base deficiency, and (iv) the sale of all or substantially all of the assets of the Borrower and its subsidiaries (taken as a whole).

On the Closing Date, the Borrower’s obligations under the New Revolving Credit Facility were guaranteed by Amplify Engagement Solutions Insurance Agency, LLC, the direct parent of the Borrower (“Parent”, and together with the Borrower, the “Loan Parties”). The New Revolving Credit Facility is secured by a first-priority lien on substantially all assets of the Loan Parties, subject to certain carve-outs and exceptions.

The New Revolving Credit Agreement contains customary negative covenants that limit the ability of the Borrower and its subsidiaries or the Parent and its subsidiaries, as applicable, to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) pay dividends, redeem stock, or make other distributions; (iii) make other restricted payments or investments; (iv) grant liens or security interests on assets; (v) transfer or sell assets; (vi) create restrictions on payment of dividends or other amounts; (vii) engage in mergers or consolidations; or (viii) engage in certain transactions with affiliates, in each case, subject to certain carveouts and exceptions.

The New Revolving Credit Facility has the following financial covenants: (i) a maximum total leverage ratio covenant, which requires the Borrower to maintain a total leverage ratio of no greater than (1) 2.50:1.00 for the fiscal quarter ending December 31, 2025 through the fiscal quarter ending September 30, 2026, (2) 2.00:1.00 for the fiscal quarter ending December 31, 2026 through the fiscal quarter ending September 30, 2027 and (3) 1.75:1.00 for the fiscal quarter ending December 31, 2027 and each fiscal quarter ending thereafter through maturity, in each case, as of the last day of the applicable fiscal quarter, (ii) a minimum unrestricted cash covenant, which requires the Borrower to have no less than $45.0 million in unrestricted cash as of the last of the last day of each calendar month and (iii) a minimum lifetime value to acquisition cost ratio covenant, which requires that Borrower maintain a lifetime value to acquisition cost ratio of no less than 1.275:1.00 as of the last day of each fiscal quarter.

The New Revolving Credit Agreement provides that, upon the occurrence of certain events of default, the obligations thereunder may be accelerated. Such events of default include payment defaults to the lenders thereunder, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, voluntary and involuntary bankruptcy proceedings, material criminal or civil proceedings, material money judgments, material pension-plan events, changes of control, and other customary events of default.

The foregoing description of the New Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Amendment to the H.I.G. Investment Agreement

As previously disclosed on February 18, 2021, pursuant to an investment agreement dated February 17, 2021, with Echelon Health SPV, LP (“H.I.G.”), an investment vehicle of H.I.G. Capital (the “H.I.G. Investment Agreement”), the Company issued and sold to H.I.G., in a private placement, 2,250,000 shares of Series A convertible preferred stock (the “Series A Preferred Stock”), par value $0.001 per share, at an aggregate purchase price of $225.0 million on April 30, 2021 (the “Initial Closing Date”).

On the Closing Date, the Company entered into that certain First Amendment to Investment Agreement (the “Investment Agreement Amendment”), which amends the H.I.G. Investment Agreement to, among other things, (i) explicitly permit entry into, borrowings under, and refinancing of the New Revolving Credit Facility up to the initial $125.0 million in Aggregate Revolving Loan Commitments, plus in the case of refinancings, certain additional amounts, (ii) add a liquidity covenant substantially similar to the covenant provided for in the New Revolving Credit Facility, with the sole remedy for breach of the liquidity covenant being an increase in the dividend rate as described below, (iii) establish H.I.G.’s rights with respect to a new strategy committee of the Company’s board of directors, including the right to designate one member and an observer to the committee, and (iv) provide certain additional governance and covenant protections to H.I.G., including with respect to additional debt incurrence and information rights related to the Company’s annual budget.

The foregoing description of the Investment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Investment Agreement Amendment, a copy of which is attached hereto as Exhibit 10.2 and which is incorporated herein by reference.

Amendment to the Certificate of Designations

As previously disclosed on May 3, 2021, the Company filed the Certificate of Designations of Series A Preferred Stock, Par Value $0.001, of eHealth, Inc. (the “Certificate of Designations”) on the Initial Closing Date in connection with the Series A Preferred Stock issued pursuant to the H.I.G. Investment Agreement. A summary of the rights, preferences and privileges of the Series A Preferred Stock was previously disclosed under “Item 1.01 Entry into a Material Definitive Agreement” in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2021, which is hereby incorporated by reference.

On the Closing Date, the Company filed that certain Certificate of Amendment to the Certificate of Designations (the “COD Amendment”), which amends the Certificate of Designations to provide for a 2.00% increase in the paid-in-kind dividend rate for the Series A Preferred Stock in the event that the Company breaches the liquidity covenant described above, which increase will remain in effect until the later of (a) the date on which the Company cures such breach and (b) the one-year anniversary of the date on which such breach first occurred.

The foregoing description of the COD Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the COD Amendment, a copy of which is attached hereto as Exhibit 3.1 and which is incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement.

In connection with the Borrower’s entry into the New Revolving Credit Agreement described in Item 1.01 above in this Current Report on Form 8-K, the Company terminated all commitments and satisfied all outstanding obligations under the Blue Torch Credit Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “New Revolving Credit Facility” is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon execution of the Investment Agreement Amendment described in Item 1.01 above in this Current Report on Form 8-K, the COD Amendment was filed amending the Certificate of Designations.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On January 6, 2026, the Company issued a press release announcing the New Revolving Credit Agreement and Investment Agreement Amendment. A copy of such press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Except as shall be expressly set forth by specific reference in such filing, the information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks and uncertainties, including, without limitation, statements regarding the closing of the New Revolving Credit Facility and future actions that the Company will or may take, and terms, rights and restrictions that will or may exist, pursuant to the New Revolving Credit Agreement, the H.I.G. Investment Agreement, as amended by the Investment Agreement Amendment, and the Certificate of Designations, as amended by the COD Amendment, or in furtherance of the transactions contemplated thereby. Forward-looking statements include all statements that are not historical facts and generally can be identified by words such as “could,” “believe,” “expect,” “intend,” “will,” or similar expressions constitute forward-looking statements. Differences in the Company’s actual results from those described in these forward-looking statements may result from actions taken by the Company, as well as from risks and uncertainties beyond the Company’s control. Factors that may contribute to such differences include, but are not limited to, risks related to market and other general economic conditions and whether the Company, Comvest or H.I.G., as applicable, will amend the terms of the New Revolving Credit Agreement, the Investment Agreement or the Certificate of Designations or satisfy the conditions required under the New Revolving Credit Agreement, the H.I.G. Investment Agreement, as amended by the Investment Agreement Amendment, and the Certificate of Designations, as amended by the COD Amendment. The foregoing list of risks and uncertainties is illustrative but is not exhaustive. For information about other potential factors that could affect the Company’s business and financial results, please review the “Risk Factors” described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 and its Annual Report on Form 10-K for the year ended December 31, 2024, each filed with the Securities and Exchange Commission, and in the Company’s other filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Designations of Series A Preferred Stock, par value $0.001, of eHealth, Inc.
10.1	Credit Agreement, dated as of December 31, 2025, by and among eHealthInsurance Services, Inc., as borrower, the lenders party thereto, and CCP Agency, as agent*
10.2	Amendment to the Investment Agreement, dated as of December 31, 2025, by and between eHealth, Inc. and Echelon Health SPV, LP
99.1	Press Release of eHealth, Inc. dated January 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K and eHealth, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	January 6, 2026	/s/ John J. Dolan
John J. Dolan Chief Financial Officer (Principal Financial Officer)